UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
[Amendment No. _____]

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MGP Ingredients, Inc.
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On April 7, 2016, MGP Ingredients, Inc. (the “Company”) issued a Press Release (the “Press Release”) regarding James L. Bareuther's acceptance of a nomination to stand for election as a director at the Company's Annual Meeting of Shareholders scheduled for May 19, 2016.  The Press Release is filed herewith as Exhibit 1.
Exhibit 1

For Immediate Release

MGP INGREDIENTS ANNOUNCES AGREEMENT OF JAMES L. BAREUTHER TO SERVE AS DIRECTOR UPON ELECTION AT 2016 ANNUAL MEETING

ATCHISON, Kan., April 7, 2016--MGP Ingredients, Inc. (Nasdaq/MGPI), a leading supplier of premium distilled spirits and specialty wheat proteins and starches, today announced that James L. Bareuther agreed to serve as a director if elected by MGP's common shareholders at the Annual Meeting of Shareholders scheduled for May 19, 2016.

Bareuther served as chief operating officer of Brown-Forman Corporation from 2003 until his retirement in 2010. At Brown-Forman, he was responsible for the company's spirits and wine business in more than 140 countries across the globe. Prior to joining Brown-Forman as director of U.S. sales in 1994, Bareuther was executive vice president of sales and marketing for the Seagram Classics Wine Company in New York and California. He previously worked for Beringer Vineyards, a leading wine firm in Napa Valley, California. He is a former three-term chairman of the Distilled Spirits Council of the United States (DISCUS), a national trade association based in Washington, D.C., representing producers and marketers of distilled spirits sold in the U.S. and around the world. He has served as a director of First Beverage Group since 2012 and as chairman of its board of directors since April 2014. Additionally, Bareuther has served on the boards of directors of Luna Winery since 2013 and Windy Hill Spirits since 2012.

“We are extremely pleased and honored to gain the vast experience and industry knowledge that Jim Bareuther will bring to the MGP board of directors,” said Gus Griffin, president and CEO of MGP. “His wisdom, expertise and insights will be an invaluable resource in helping guide the evolution and expansion of our Distillery Products business segment.”

Bareuther was nominated for election as a director to fill the vacancy created by current director John Bridendall's decision not to stand for re-election when his term expires at this year's Annual Meeting of Shareholders. “We are extremely grateful for the valuable contributions John made to MGP's business and financial performance the past three years as a result of his extensive experience and expertise in the beverage alcohol industry,” said Karen Seaberg, chairperson of the board of directors. “John also played a critical role in achieving success in the 2013 proxy contest for control of MGP's board of directors.”

Additional Information and Where to Find It

MGP will file with the Securities and Exchange Commission (the "SEC") a definitive proxy statement in connection with the election of nominees nominated by the Board of Directors for election as directors, and certain other matters to be considered by the shareholders, at the 2016 Annual Meeting of

Shareholders. The definitive proxy statement will contain important information about the proposed nominees for election as directors and the other matters to be considered at the Annual Meeting. The proxy statement for the Annual Meeting and the 2015 Annual Report to Shareholders will be available at www.mgpingredients.com. Investors will also be able to obtain these documents free of charge at the SEC website (www.sec.gov).

BEFORE MAKING ANY VOTING DECISION, MGP's SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE NOMINEES FOR ELECTION AS DIRECTORS AND CERTAIN OTHER MATTERS TO BE CONSIDERED AT THE 2016 ANNUAL MEETING. This press release does not constitute a solicitation of any vote or approval.

Participants in the Solicitation. The directors, nominees for election as directors, executive officers and certain other members of management and employees of MGP may be deemed "participants" in the solicitation of proxies from shareholders in connection with the matters to be considered at the Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders in connection with such matters will be set forth in the definitive proxy statement to be filed with the SEC.

About MGP Ingredients, Inc.
Celebrating its 75th anniversary, MGP is a leading supplier of premium distilled spirits and specialty wheat proteins and starches. Distilled spirits include bourbon and rye whiskeys, gins and vodkas, which are carefully crafted through a combination of art and science and backed by a long history of experience. The company's proteins and starches are created in the same manner and provide a host of functional, nutritional and sensory benefits for a wide range of food products. MGP additionally is a top producer of high quality industrial alcohol for use in both food and non-food applications. The company is headquartered in Atchison, Kansas, where distilled alcohol products and food ingredients are produced. Premium spirits are also distilled and matured at the company’s facility in Lawrenceburg, Indiana. For more information, visit mgpingredients.com.

For More Information
Investors & Analysts:
Bob Burton
616-233-0500 or Investor.Relations@mgpingredients.com

Media:
Gregg Hibbeler
913-367-1480 or gregg.hibbeler@mgpingredients.com

or
Steve Pickman
913-367-1480 or steve.pickman@mgpingredients.com

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